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     As filed with the Securities and Exchange Commission on April 24, 2001
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  GENESYS S.A.
               (Exact name of registrant as specified in charter)

                                     FRANCE
                    (State of incorporation or organization)

                                      N.A.
                      (I.R.S. Employer Identification no.)

            Le Regent
       4, rue Jules Ferry                                         N.A.
            B.P. 1145                                          (Zip Code)
   34008 Montpellier Cedex 01
            France
(Address of Principal Executive Offices)

If this Form relates to                         If this Form relates to
the registration of                             the registration of
a class of securities                           a class of securities pursuant
pursuant to Section 12 (b)                      to Section 12(g)of the Exchange
of the Exchange Act and                         Act and is effective with the
is effective pursuant                           effectiveness of a concurrent
to General Instruction A.(c),                   registration pursuant to General
please check the following                      Instruction A.(d), please
box|X|                                          check the following box. |_|

Securities Act registration statement to which this form relates:  333-55392
                                                                (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

  Title of Each Class                         Name of Each Exchange On Which
  to be so Registered                    Each Class is to be Registered Ordinary
  -------------------                    ---------------------------------------

Ordinary shares, nominal value                   Nasdaq Stock Market
EUR 5 per share, represented by
American Depositary Shares
(as evidenced by American
Depositary Receipts), each
American Depositary Share
representing one-half of one
ordinary share.

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of class)

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Item 1.   Description of Registrant's Securities to be Registered

          For a description of the securities to be registered hereunder, reference is made to the information under the headings "Description of the Genesys Share Capital" and "Description of Genesys American Depositary Shares" on pages 153 through 162 and pages 163 through 168, respectively, of the registrant's proxy statement / prospectus (Registration No. 333-55392), dated February 12, 2001, which information is hereby incorporated herein by reference and made part of this Registration Statement in its entirety.

Item 2.   Exhibits.

          1. Proxy statement / prospectus dated February 12, 2001, incorporated by reference to the registrant's filing under Rule 424(b) with the Securities and Exchange Commission on February 14, 2001 (Registration No. 333-55392).

          2. By-laws of Genesys S.A., incorporated by reference to Exhibit
3.1 to the registrant's Registration Statement on Form F-4 (Registration No. 333-55392).

          3. Form of Deposit Agreement, incorporated by reference to Exhibit (a) to the Registration Statement on Form F-6 (Registration No. 333-13164) filed with respect to the American Depositary Shares.

          4. Form of Specimen American Depositary Receipt evidencing the American Depositary Shares (included as Exhibit A to Exhibit 3 above).

                                    SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           GENESYS S.A.
                                           ------------
                                           (Registrant)

Date:    April 24, 2001                    By:  /s/ Pierre Schwich
                                              --------------------
                                              Name:   Pierre Schwich
                                              Title:  Chief Financial Officer

                                INDEX TO EXHIBITS

   Exhibit No.                               Exhibit
   -----------                               -------

       1. Proxy statement / prospectus, incorporated by reference to the registrant's filing under Rule 424(b) with the Securities and Exchange Commission on February 14, 2001 (Registration No. 333-55392).

       2.            By-laws of Genesys S.A., incorporated by reference to
                     Exhibit 3.1 to the registrant's Registration Statement on Form F-4 (Registration No. 333-55392).

       3. Form of Deposit Agreement, incorporated by reference to Exhibit (a) to the Registration Statement on Form F-6 (Registration No. 333-13164) filed with respect to the American Depositary Shares.

       4. Form of Specimen American Depositary Receipt evidencing the American Depositary Shares (included as Exhibit A to Exhibit 3 above).